SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2019

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in its Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

To the extent required by this Item 1.01, the information included at Item 5.02 below is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement

On January 28, 2019 (the “Effective Date”), ClearSign Combustion Corporation (the “Company”) and Colin James Deller entered into an employment agreement (the “Agreement”) pursuant to which the Company will employ Dr. Deller as its President until April 1, 2019, at which time Dr. Deller will become the Company’s Chief Executive Officer. Pursuant to the Agreement, the Company will pay Dr. Deller an annual salary of $350,000. As an inducement to accept employment with the Company, Dr. Deller was also granted an option to purchase 400,000 shares of the Company’s common stock at an exercise price of $1.16 per share and an option to purchase 200,000 shares of the Company’s common stock at an exercise price of $2.25 per share. The $2.25 exercise price reflects the price paid for shares of the Company’s common stock in the underwritten public offering that closed on February 27, 2018 and the private offering that closed on July 20, 2018. Each option has a term of 10 years and will vest as follows: the right to purchase one-third of the shares of common stock subject to the option will vest on the Effective Date; the right to purchase one-third of the shares will vest on the first anniversary of the grant date; and the right to purchase one-third of the shares will vest on the second anniversary of the grant date. The Company has agreed to pay certain expenses, not to exceed the sum of $100,000, related to Dr. Deller’s move from Tulsa, Oklahoma to Seattle, Washington, including reasonable expenses related to the sale of his home in Tulsa. As a temporary adjustment for the difference in the cost of living between Tulsa and Seattle (the “Relocation Adjustment”), for a period of four years (the “Payment Period”) from the Effective Date, the Company has also agreed to pay up to $6,000 a month to Dr. Deller for expenses related to temporary housing and travel to and from Tulsa to Seattle. If Dr. Deller purchases a home in the Seattle area, the Relocation Adjustment will continue to be paid through the expiration of the Payment Period, although the Relocation Adjustment may be adjusted or terminated upon mutual agreement of Dr. Deller and the Company. The Agreement may be terminated by the Company for cause, as defined in the Agreement, due to Dr. Deller’s death or disability, upon 30 days’ notice to Dr. Deller or as a result of a change in control, as defined in the Agreement. With the exception of a termination for cause, if Dr. Deller’s employment is terminated by the Company, aside from accrued but unpaid salary, bonus (if any) and business expenses, Dr. Deller will receive the balance of the unpaid Relocation Adjustment and 6 months of his annual salary.

Dr. Deller, age 50, began his career at Hamworthy Combustion while also completing his Ph.D. In 1996, Dr. Deller joined Callidus, where he was employed in Project Engineering and Sales, and over the course of ten years advanced to serve as Chief Combustion Engineer and Manager of Burner Order Execution before being promoted to oversee Callidus’ entire burner business. Since 2010, following the acquisition of Callidus by Honeywell, Dr. Deller has served as General Manager with full profit and loss accountability for the Honeywell UOP Callidus burner business worldwide. During that time, he led his team in developing new international markets, including developing a leading market position in China. Since May 2018, Dr. Deller has also been serving as the interim Global Operations Director for the entire Honeywell International UOP Callidus business, which includes flares and thermal oxidizers in addition to burners.

Dr. Deller has a Bachelor of Engineering in mechanical engineering from Portsmouth Polytechnic, U.K., a doctorate in flame chemistry from the University of Portsmouth, U.K., and an MBA from The University of London.

There is no family relationship between Dr. Deller and the Company’s officers and directors and there is no transaction, other than the Agreement, currently proposed to be entered into or that has been entered into between the Company and Dr. Deller that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into Item 1.01 and this Item 5.02 in its entirety.

Resignation of Scott Isaacson; Appointment of Bruce Pate

On January 24, 2019, Scott Isaacson resigned from his position as a director of the Company. On January 29, 2019, in accordance with Section 3, subsection 3.1.4 of the Company’s bylaws, Bruce Pate was appointed to fill the vacancy created by Mr. Isaacson’s resignation. As disclosed in the Current Report on Form 8-K filed by the Company on January 10, 2019 and in accordance with the terms of that certain Cooperation Agreement between the Company and Anthony DiGiandomenico and certain of his affiliates, the Company agreed to nominate Mr. Pate as a director at the next annual meeting of shareholders. Mr. Pate will receive the Company’s standard compensation for non-executive directors. There are no family relationships between Mr. Pate and any of our officers and directors and there is no transaction between the Company and Mr. Pate that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On January 30, 2019, the Company issued a press release relating to the matters described in Items 1.01 and 5.02 of this Current Report on Form 8-K. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in its entirety into this Item 7.01.

The information furnished under this Item 7.01 shall not be deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information furnished under this Item 7.01 shall not be incorporated by reference into any filing the Company makes regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated January 28, 2019 between the Company and Colin James Deller
99.1	Press release issued January 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2019

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Brian G. Fike
Brian G. Fike, interim Chief Financial Officer